Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13G and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Forum Energy Technologies, Inc.

Dated: February 13, 2013

SCF-V, L.P.
By:	SCF-V, G.P., LLC
By:	L.E. Simmons & Associates, Incorporated

By:	/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-V, G.P., LLC
By:	L.E. Simmons & Associates, Incorporated

By:	/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF 2012A, L.P.
By:	L.E. Simmons & Associates, Incorporated

By:	/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-VI, L.P.
By:	SCF-VI, G.P., Limited Partnership
By:	L.E. Simmons & Associates, Incorporated

By:	/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-VI, G.P., Limited Partnership
By:	L.E. Simmons & Associates, Incorporated

By:	/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF 2012B, L.P.
By:	L.E. Simmons & Associates, Incorporated

By:	/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-VII, L.P.
By:	SCF-VII, G.P., Limited Partnership
By:	L.E. Simmons & Associates, Incorporated

By:	/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

SCF-VII, G.P., Limited Partnership
By:	L.E. Simmons & Associates, Incorporated

By:	/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

L.E. Simmons & Associates, Incorporated

By:	/s/ Anthony DeLuca
Name:	Anthony DeLuca
Title:	Managing Director

L.E. Simmons

By:	/s/ L.E. Simmons
L.E. Simmons, individually